Exhibit 3.70

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “UNDERSEA SOLUTIONS CORPORATION”, CHANGING ITS NAME FROM “UNDERSEA SOLUTIONS CORPORATION” TO “HII UNMANNED MARITIME SYSTEMS INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MAY, A.D. 2018, AT 10:05 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5600588 8100 SR# 20184362569	Authentication: 202781062 Date: 05-29-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:05 AM 05/25/2018 FILED 10:05 AM 05/25/2018 SR 20184362569 - File Number 5600588

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Undersea Solutions Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “I” so that, as amended, said Article shall be and read as follows:

ARTICLE I: The name of the corporation is: HII Unmanned Maritime Systems Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment be effective July 1, 2018.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of May 2018.

By:
Authorized Officer
Title: Secretary

Name: Charles R. Monroe, Jr.